UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously disclosed in the Company’s Form 10-K for the fiscal year ended January 31, 2008, filed with the Securities and Exchange Commission (“SEC”) on April 15, 2008, a proposed settlement (the “Settlement”) has been reached between the parties in the stockholder derivative litigation filed in the Superior Court of the State of California, Alameda County (Case Number RG06288009) against various officers and directors of the Company and naming the Company as a nominal defendant (the “Litigation”). The Litigation was brought derivatively on behalf of the Company to recover damages allegedly caused to the Company by the individual defendants. The complaints in the Litigation asserted causes of action for accounting; breach of fiduciary duty; restitution/unjust enrichment; rescission; and violation of California Corporations Code § 25402 in connection with the Company’s historical stock option practices and accounting therefore.

The full terms and conditions of the proposed settlement (the “Settlement”) are set forth in the Stipulation of Settlement, which the parties to the Litigation executed on April 2, 2008 (the “Stipulation”) and a copy of which is on file with the Court. On May 9, 2008, the Court gave its preliminary approval to the Settlement, and the Court scheduled a final settlement hearing for August 1, 2008 at 11:00 a.m. to determine whether the proposed Settlement is fair, reasonable and adequate, whether judgment should be entered giving final approval to the Settlement and dismissing the Litigation with prejudice, and whether the application of Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses should be granted. In accordance with the Court’s preliminary approval order of May 9, 2008, on May 23, 2008 the Company mailed a Notice of Proposed Settlement of Shareholder Derivative Action and Hearing Thereon to its stockholders of record as of May 9, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Proposed Settlement of Shareholder Derivative Action and Hearing Thereon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2008	WIND RIVER SYSTEMS, INC.

	By:	/s/ Jane Bone
Jane Bone
Chief Accounting Officer